UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported 05/30/2008)

Med Gen Inc.

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(Exact name of registrant as specified in its charter)

           Nevada                   000-29171                      65-0703559

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(State or other Jurisdiction      (Commission File            (IRS Employer

     of incorporation)                Number)                Identification No.)

7280 West Palmetto Park Road, Suite #306, Boca Raton, FL 33433

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(Address of principal executive offices)

561-750-1100

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(Issuer's telephone number)

Not Applicable

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(Former name or former address, if changed since last report)

All Correspondence to:

Paul B Kravitz CEO

c/o Med Gen Inc.

7280 West Palmetto Park Road

Suite #306

Boca Raton, Florida 33433

Item 8.01 Other Events.

The Company has been approved by the NASDAQ for a 1:200 reverse split, effective June 2nd, 2008.

The new symbol will be MDIN.

All fractional shares will be rounded down.

The Company has 4,709,806,676 common shares outstanding as of the date of this filing and over 1800 total shareholders per ADP non-objecting beneficial owners list. The Company is authorized to issue up to 12,495,000,000 total common shares.

The Company will have 23,549,033 common shares outstanding after the reverse and approximately 1200 total shareholders.

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Med Gen Inc.

Date: May 30th, 2008

/s/Paul B. Kravitz

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Paul B. Kravitz,

Chairman & Chief Executive Officer